EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Stitch Fix, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 13th day of February, 2018.

BASELINE VENTURES 2009, LLC		BASELINE VENTURES 2009 ASSOCIATES, LLC

By:	Baseline Ventures 2009 Associates, LLC,
its General Partner

		By:	/s/ Steven Anderson
Name: Steven Anderson
By:	/s/ Steven Anderson		Title: Sole Member
Name: Steven Anderson
Title: Sole Member

BASELINE ENCORE L.P.		BASELINE ENCORE ASSOCIATES, LLC

By:	Baseline Encore Associates, LLC,
its General Partner
		By:	/s/ Steven Anderson
Name: Steven Anderson
By:	/s/ Steven Anderson		Title: Sole Member
Name: Steven Anderson
Title: Sole Member

BASELINE INCREASED EXPOSURE FUND, LLC		BASELINE INCREASED EXPOSURE FUND ASSOCIATES, LLC

By:	Baseline Increased Exposure Fund Associates, LLC,
	its General Partner	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member
By:	/s/ Steven Anderson
Name: Steven Anderson
Title: Sole Member

BASELINE CABLE CAR, LLC

By:	/s/ Steven Anderson	By:	/s/ Steven Anderson
	Name: Steven Anderson		Name: Steven Anderson
Title: Sole Member